SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                 March 31, 2000





                             Nittany Financial Corp.
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             (Exact name of Registrant as specified in its Charter)




       Pennsylvania                     333-57277              23-2925762
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(State or other jurisdiction          (SEC File No.)      (IRS Employer
of incorporation)                                         Identification Number)




116 East College Avenue, State College, Pennsylvania            16801
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(Address of principal executive offices)                      (Zip Code)




Registrant's telephone number, including area code:  (814) 234-7320
                                                     --------------




                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last Report)

                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------




Item 5.  Other Events
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         On  March  31,  2000,  Nittany  Financial  Corp.  (the   "Corporation")
completed its additional common stock offering and sold approximately 131,953 common shares, at $11.00 per share, or $1,451,483. As previously announced, on December 6, 1999, upon regulatory clearance by the Securities and Exchange Commission, the Corporation commenced an additional common stock offering to sell up to 200,000 common shares at $11.00 per share. The proceeds of the offering are expected to be used to fund loans, improve profitability and possible expansion of an additional branch office.

         The common stock of the Corporation is traded on the OTC electronic Bulletin Board under the symbol "NTNY." The Corporation is the parent holding company of Nittany Bank and Nittany Asset Management, Inc., a company which offers securities investment services to the community. Nittany Bank commenced operations on October 26, 1998 as a newly chartered bank, and operates from two offices in State College at 116 College Avenue and 1276 North Atherton Street. Nittany Asset Management, Inc., headquartered at 1276 North Atherton Street, was formed in May 1999 and began operations in November 1999.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                Nittany Financial Corp.


Date:April 6, 2000                              By:/s/ David Z. Richards
     -----------------------------                 ---------------------------
                                                   David Z.  Richards
                                                   President
                                                   (Chief Executive Officer)